PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to § 240.14a-12

ACE Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

INVITATION AND PROXY STATEMENT

FOR AN EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

December [6], 2013

Zurich, Switzerland

TO THE SHAREHOLDERS OF ACE LIMITED:

A special meeting of shareholders of ACE Limited, called an Extraordinary General Meeting, will be held at 3:00 p.m. Central European time (doors open at 2:30 p.m. Central European time) on Friday, January 10, 2014, at the offices of ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland, for the following purpose:

1.	Approval of the payment of dividends from legal reserves

2.	Election of Homburger AG as our independent proxy until the conclusion of our 2014 ordinary general meeting

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE AGENDA ITEMS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

By Order of the Board of Directors,

Evan G. Greenberg

Chairman and Chief Executive Officer

i

ACE LIMITED

Baerengasse 32

CH-8001 Zurich, Switzerland

December [6], 2013

PROXY STATEMENT

INFORMATION ABOUT THE EXTRAORDINARY GENERAL MEETING AND VOTING

References in this proxy statement to “$” and “USD” are to United States dollars and references to “CHF” are to Swiss francs.

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ACE Limited (which we refer to as we, us, our, ACE, or the Company) is soliciting your proxy to vote at an Extraordinary General Meeting, which will be held at 3:00 p.m. Central European time on Friday, January 10, 2014, at the offices of ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland. We will begin mailing these proxy materials on or about December 10, 2013 to all shareholders entitled to vote.

This proxy statement summarizes the information you need to vote at the Extraordinary General Meeting. You do not need to attend the Extraordinary General Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card if you are a registered holder of shares or the enclosed voting instruction card if you are a beneficial holder of shares held in “street name”, as described below.

What Agenda Items Will Be Voted on at the Extraordinary General Meeting?

The following agenda items are scheduled to be voted on at the Extraordinary General Meeting:

1.	Approval of the payment of dividends from legal reserves

2.	Election of Homburger AG as our independent proxy until the conclusion of our 2014 ordinary general meeting

Our Board recommends that you vote your shares “FOR” each of Agenda Item Nos. 1 and 2 listed above.

Are proxy materials available on the Internet?

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting To Be Held on Friday, January 10, 2014.

Our proxy statement for the Extraordinary General Meeting and form of proxy card are available at http://proxy.acegroup.com/phoenix.zhtml?c=100907&p=proxy.

Directions to attend the Extraordinary General Meeting can be obtained by contacting Investor Relations at +1 (441) 299-9283.

Who Is Entitled to Vote?

December 5, 2013 is the record date for the Extraordinary General Meeting. On that date, we had                  Common Shares outstanding. Our Common Shares are registered shares with a current par value of CHF 27.49 and are our only class of voting stock.

Beneficial owners of shares and shareholders registered in our share register with voting rights at the close of business on December 5, 2013 are entitled to vote at the Extraordinary General Meeting, except as provided below. If you ask to be registered as a shareholder of record with respect to your shares in our share register and become a shareholder of record for those shares (as opposed to a beneficial holder of shares held in “street name”) after December 5, 2013, but on or before December 24, 2013, and want to vote those shares at the Extraordinary General Meeting, you will need for identification purposes to obtain a proxy from the registered voting rights record holder of those shares as of the record date of the Extraordinary General Meeting to vote your shares in person at the Extraordinary General Meeting. Alternatively, you may also obtain the proxy materials by contacting Investor Relations by telephone at +1 (441) 299-9283 or via e-mail at investorrelations@acegroup.com. If you are a record holder of our Common Shares (as opposed to a beneficial holder of shares held in “street name”) on the record date of the Extraordinary General Meeting but sell your Common Shares prior to December 24, 2013, you will not be entitled to vote those shares at the Extraordinary General Meeting.

How Many Votes Do I Have?

You have one vote for each of our Common Shares that you own, unless you own Controlled Shares that constitute 10 percent or more of the issued Common Shares, in which case your voting rights with respect to those Controlled Shares will be limited, in the aggregate, to a voting power of approximately 10 percent pursuant to a formula specified in Article 14 of our Articles of Association. Our Articles of Association define Controlled Shares generally to include all shares of the Company directly, indirectly or constructively owned or beneficially owned by any person or group of persons.

What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name, as registered shares entitled to voting rights, in our share register operated by our transfer agent, Computershare Shareowner Services LLC, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy to the independent proxy (see “How Do I Vote by Proxy Given to an Independent Proxy if I am a Record Holder?” below) mentioned in the corresponding proxy card, or to grant a written proxy to any person, who does not need to be a shareholder or to vote in person at the Extraordinary General Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Extraordinary General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Extraordinary General Meeting if you follow the instructions described below under the heading “How Do I Vote in Person at the Extraordinary General Meeting?”

Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee as to how to vote your shares, which may contain instructions for voting by telephone or electronically.

How Do I Vote by Proxy Given to an Independent Proxy if I am a Record Holder?

In the past, our proxy material distribution included a proxy card authorizing an officer of the Company to vote your shares as you direct. Due to a change in Swiss corporate law effective as of January 1, 2014, officers of the Company are no longer permitted to act as voting proxies. Instead, you may vote by proxy by using the included proxy card to appoint the independent proxy.

For this Extraordinary General Meeting, as permitted under Swiss law, our Board of Directors has appointed Homburger AG as the independent proxy. If you are a shareholder of record as of the record date, you may authorize the independent proxy, Homburger AG, to vote your Common Shares on your behalf. Homburger AG is a law firm located in Switzerland.

If you properly fill in your included proxy card appointing the independent proxy as your proxy and send it in time to vote, the independent proxy will vote your shares as you have directed. If you sign the proxy card without giving specific instructions, the independent proxy must abstain from voting. If new agenda items (other than those in the notice of meeting) or new proposals or motions with respect to the agenda items set forth in the notice of meeting are put forth before the Extraordinary General Meeting, the independent proxy must, in the absence of other specific instructions, abstain from voting. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the Extraordinary General Meeting other than those discussed in this proxy statement. The independent proxy will not make statements, submit proposals or ask questions of the Board of Directors on behalf of shareholders.

Whether or not you plan to attend the Extraordinary General Meeting, we urge you to submit your proxy. Returning the proxy card will not affect your right to attend the Extraordinary General Meeting. In order to assure that your votes are tabulated in time to be voted at the Extraordinary General Meeting, you must submit your proxy card so that it is received by 6:00 p.m. Central European time (12:00 noon Eastern Standard Time) on January 9, 2014.

How Do I Give Voting Instructions if I am a Beneficial Holder?

If you are a beneficial owner of shares, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you instruct indirectly via proxy granted to the independent proxy. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to rules of the New York Stock Exchange, which we refer to as the NYSE, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to any matter treated as non-routine by the NYSE is counted. In order to assure that your votes are tabulated in time to be voted at the Extraordinary General Meeting, you must submit your voting instructions in enough time so that your broker will be able to vote by 11:59 p.m. Eastern Standard Time on January 8, 2014.

May I Revoke or Change My Proxy?

Yes. If you change your mind after you submit your proxy, you may revoke or change your proxy granted to the independent proxy by following any of the procedures described below. To revoke or change your proxy:

•

Send in another signed proxy with a later date; if you are a record holder, you may request a new proxy card from our transfer agent, Computershare Shareowner Services LLC, by calling 1-877-522-3752 (within the U.S.) or +1-201-680-6898 (outside the U.S.); if you are a beneficial owner, you may request a new proxy card through your stockbroker, bank or other nominee;

•	Send a letter revoking your proxy directly to the independent proxy, Homburger AG, Attention: Dr. Claude Lambert, Prime Tower, Hardstrasse 201, PO Box 314, CH-8037 Zurich, Switzerland; or

•	Attend the Extraordinary General Meeting and vote in person.

If you wish to revoke or change your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

How Do I Vote in Person at the Extraordinary General Meeting?

You may vote shares held directly in your name as the shareholder of record in person at the Extraordinary General Meeting. If you choose to vote your shares in person at the Extraordinary General Meeting, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Extraordinary General Meeting, we recommend that you vote your shares in advance by submitting your proxy as described above so that your vote will be counted if you later decide not to attend the Extraordinary General Meeting.

Shares beneficially owned and held in “street name” may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Extraordinary General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show you to be beneficial owner of the shares.

What Votes Need to Be Present to Hold the Extraordinary General Meeting?

There is no quorum requirement under Swiss law.

Are ACE Shares Subject to Share Blocking or Re-Registration?

No. Neither share blocking nor re-registration is required in order to vote Common Shares at the Extraordinary General Meeting.

The Company does not impose trading restrictions as a condition of voting its Common Shares, does not require that its Common Shares be deposited with a custodian or sub-custodian in order to be voted and does not instruct any custodians or sub-custodians that may receive deposits of Company Common Shares for voting to block those shares.

Common Shares that are beneficially held do not need to be re-registered into the name of the beneficial owners in order to vote (see “What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?” above).

Shareholders holding our Common Shares directly (i.e. not as beneficial holder via “street name”) and who are not yet registered as shareholders with voting rights in our share register operated by our transfer agent, Computershare Shareowner Services LLC, must be properly registered in our share register in order to vote their shares directly. If you are a record holder and you received this proxy statement in the mail, together with a proxy card, then your shares are properly registered to vote.

What Vote Is Required to Approve Each Agenda Item?

Approval of the payment of dividends from legal reserves (Agenda Item No. 1)

Approval of the payment of dividends from legal reserves requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Extraordinary General Meeting.

Election of Homburger AG as our independent proxy until the conclusion of our 2014 ordinary general meeting (Agenda Item No. 2)

Election of Homburger AG as our independent proxy until the conclusion of our 2014 ordinary general meeting requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Extraordinary General Meeting.

How Are Votes Counted?

For each agenda item, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you are a record holder and you sign your proxy card without giving specific instructions to the independent proxy, the independent proxy must abstain from voting your shares. If you sign your broker voting instruction card with no further instructions, your shares will be voted in the broker’s discretion with respect to routine matters but will not be voted with respect to non-routine matters.

How Will the Directors and Executive Officers of the Company Vote?

At the close of business on November 29, 2013, our directors and executive officers owned and were entitled to vote an aggregate of                 Common Shares, which represented less than one percent of our outstanding Common Shares. Each of our directors, executive officers have indicated their present intention to vote, or cause to be voted, their shares in favor of the agenda items at the Extraordinary General Meeting.

What Is the Effect of Broker Non-Votes and Abstentions?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Abstentions and broker non-votes will not have any impact on the agenda items being voted upon at the Extraordinary General Meeting.

What Are the Costs of Soliciting These Proxies and Who Will Pay Them?

The Company will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse brokers, banks and nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or email or facsimile or other electronic submission. In addition, Alliance Advisors, LLC is assisting us with vote monitoring and other support services (not including solicitation services) in connection with the Extraordinary General Meeting for a fee of $5,000 plus out-of-pocket expenses and fees.

Where Can I Find the Voting Results?

We will publish the voting results in a Form 8-K that we will file with the Securities and Exchange Commission, which we refer to as the SEC, by January 16, 2014. You can find the Form 8-K on our website at www.acegroup.com.

Can a Shareholder, Employee or Other Interested Party Communicate Directly with Our Board? If so, how?

Our Board provides a process for shareholders, employees and other interested parties to send communications to the Board. Shareholders, employees and other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at Chmnaudit@acegroup.com. Shareholders, employees and other interested parties wanting to contact:

•	the Board,

•	the non-management directors,

•	the independent directors,

•	the Chairman of the Board,

•	the Lead Director,

•	the chairman of any Board committee, or

•	any other director,

as to other matters, may send an e-mail to LeadDirector@acegroup.com. The Corporate Secretary also has access to these e-mail addresses. Alternatively, shareholders, employees and other interested parties may send written communications to the Board c/o Corporate Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland, although mail to Switzerland is not as prompt as e-mail. Communication with the Board may be anonymous. The Corporate Secretary will forward to the Lead Director all communications to the Board so received.

Organizational Matters Required by Swiss Law

Admission to the Extraordinary General Meeting

Shareholders who are registered in the share register on December 5, 2013 will receive the proxy statement and proxy card from our share registrar. Beneficial owners of shares will receive an instruction form from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Extraordinary General Meeting are requested to obtain a power of attorney from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, you must bring to the Extraordinary General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares. Shareholders of record registered in the share register are entitled to vote and may participate in the Extraordinary General Meeting. The exercise of the voting right, and the general rule that each share carries one vote, is subject to the voting restrictions set out in our Articles of Association, a summary of which is contained in “How Many Votes Do I Have?” For further information, refer to “Who is Entitled to Vote?”, “What is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?”, “How Do I Vote by Proxy Given to an Independent Proxy if I am a Record Holder?” and “How Do I Vote in Person at the Extraordinary General Meeting?”

Shareholders who upon application become registered as shareholders with respect to their shares in our share register after December 5, 2013, but on or before December 24, 2013, and wish to vote those shares at the Extraordinary General Meeting, will need to obtain a proxy for identification purposes from the registered voting rights record holder of those shares as of the record date of the Extraordinary General Meeting to vote their shares in person at the Extraordinary General Meeting. Alternatively they may also obtain the proxy materials by contacting Investor Relations by telephone at +1 (441) 299-9283 or via e-mail at investorrelations@acegroup.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to December 24, 2013 are not entitled to vote those shares.

Granting of proxy

If you are a shareholder of record and do not wish to attend the Extraordinary General Meeting, you have the right to grant your voting proxy to the independent proxy, Homburger AG, Prime Tower, Hardstrasse 201, PO Box 314, CH-8037 Zurich, Switzerland, in the sense of Article 689c of the Swiss Code of Obligations by completing and returning the proxy card, or grant a written proxy to any person, who does not need to be a shareholder. For further information, refer to “How Do I Vote By Proxy Given to an Independent Proxy if I am a Record Holder?”

The proxies granted to the independent proxy must be received no later than January 9, 2014, 6:00 p.m. Central European time (12:00 noon Eastern Standard Time).

Registered shareholders who have appointed the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies.

With regard to the items listed on the agenda, the independent proxy must abstain from voting on a shareholder’s behalf if the shareholder does not give the independent proxy specific instructions on those items. If new agenda items (other than those on the agenda) or new proposals or motions regarding agenda items set out in the invitation to the Extraordinary General Meeting are being put forth before the meeting, the independent proxy must, in the absence of other specific instructions, abstain from voting.

Beneficial owners who have not obtained a power of attorney from their broker or custodian are not entitled to vote in person at, or participate in, the Extraordinary General Meeting.

For further information, refer to “What is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?” and “How Do I Give Voting Instructions if I am a Beneficial Holder?”

Admission office

The admission office opens on the day of the Extraordinary General Meeting at 2:30 p.m. Central European time. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual and Quarterly Reports of ACE Limited

The ACE Limited 2012 Annual Report (containing the Company’s audited consolidated financial statements with accompanying notes and its audited Swiss statutory financial statements prepared in accordance with Swiss law), as well as ACE Limited’s quarterly reports on Form 10-Q containing unaudited financial statements for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, are available on the Company’s website in the Investor Information Section at http://investors.acegroup.com/phoenix.zhtml?c=100907& p=irol-reportsannual#STS=g76ftr6z.19zv. Copies of these documents may be obtained without charge by contacting ACE Limited Investor Relations by telephone at +1 (441) 299-9283. Copies may also be obtained without charge by contacting ACE Limited Investor Relations in writing, or may be physically inspected, at the offices of ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland.

AGENDA ITEM NO. 1: APPROVAL OF THE

PAYMENT OF DIVIDENDS FROM LEGAL RESERVES

Introduction and Explanation

At our May 2013 annual general meeting, our shareholders approved a dividend through reduction of the par value of our shares in an annual aggregate CHF amount equal to $2.04 per share, payable in four quarterly installments of $0.51 each, subject to certain currency exchange ratio and other adjustments. Two installments of this annual dividend have already been paid in 2013, with two remaining.

Following review of our overall capital management needs and plans, our Board of Directors proposes that the shareholders approve an increase to the overall dividend to shareholders from $0.51 to $0.63 per share (subject to the adjustments indicated below) for each of the last two quarters of our annual dividend cycle, payable respectively by the end of January 2014 and the end of April 2014. The increase would be effectuated by an addition to, not an amendment of, the dividend resolution approved by our shareholders in May 2013.

Our Board of Directors believes this increase is in the best interests of the Company and its shareholders, given in particular the Company’s strong balance sheet position and consistent earnings generation power over recent periods, and the Company’s focus on creating shareholder value.

The agenda item below effectuates this increase not by amending the existing par value reduction dividend resolution approved by our shareholders at the May 2013 annual general meeting, but instead by approving an additional dividend out of capital contribution reserves. This additional dividend will be paid in two installments, simultaneously with the two remaining quarterly installments of our 2013-14 annual par value reduction dividend. We have determined that this procedure of paying an additional dividend out of capital contribution reserves is more appropriate for us at this time under current Swiss law because of timing considerations. The Board of Directors expects to recommend, at our next annual general meeting, that quarterly dividends be paid using only the par value reduction method.

Our Board of Directors announced that, for the third installment, the record date will be January 13, 2014, and the payment date will be January 31, 2014. This is a slightly later record date and payment date than last year for the third dividend installment. This modified timing, anticipated for this dividend cycle only, is intended to give you ample time to consider this dividend increase proposal. If approved, the additional dividend out of capital contribution reserves would be paid at the same time as the remaining par value reduction dividend installments. If this agenda item is not approved by the shareholders, the third installment will be paid out at the originally-approved amount, using only the par value reduction method.

Our statutory auditor, PricewaterhouseCoopers AG, has issued a report stating that this dividend increase proposal is in compliance with Swiss law and our Articles of Association. This report may be obtained without charge by contacting ACE Limited Investor Relations by telephone at +1 (441) 299-9283, by email at investorrelations@acegroup.com, or by writing ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland. In addition, a copy will be made available for inspection at the Extraordinary General Meeting.

Agenda Item

Our Board of Directors proposes that our shareholders voting in person or by proxy at our Extraordinary General Meeting approve the following dividend in the form of a distribution by way of capital contribution reserves (to be paid in addition to the dividend distribution by reduction of the par value of our shares approved by our shareholders in May 2013). If approved, the capital contribution reserves dividend will be payable in two installments, each of which will equal $0.12, subject to the aggregate upward adjustment described below, simultaneously with our two remaining par value reduction dividend quarterly installments by the end of January 2014 and the end of April 2014, respectively. The blank numbers in the following resolution will be completed based upon the Company’s actual share capital as of the date of the Extraordinary General Meeting and applicable exchange rate calculations described below.

1.	The aggregate amount of CHF [•(number of shares as registered in the Commercial Register on the date of the extraordinary general meeting) x (USD 0.24 x USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the Extraordinary General Meeting; rounded down to the next centime amount dividable by two)] (“Aggregate Dividend Amount From Capital Contribution Reserves”) shall be transferred from the capital contribution reserves account, a sub account of the legal reserves, to the Company’s free reserves and subsequently distributed by way of Dividend From Capital Contribution Reserves of CHF [•(USD 0.24 x USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the extraordinary general meeting; rounded down to the next centime amount dividable by two)] per share as follows:

2.	The Aggregate Dividend Amount From Capital Contribution Reserves shall be paid to shareholders in two installments, each in the amount of CHF [•(USD 0.12 per share x USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the extraordinary general meeting; rounded down to the next centime)] per share (“Quarterly Dividend Amount From Capital Contribution Reserves”) by the end of January 2014 and the end of April 2014.

3.	The Quarterly Dividend Amount From Capital Contribution Reserves equals USD 0.12 (“Quarterly Dollar Amount”) based on a USD/CHF exchange ratio of CHF [•completed at the date of the extraordinary general meeting] (rounded down to the next whole centime) per (one) USD (being the USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the extraordinary general meeting). The Quarterly Dividend Amount From Capital Contribution Reserves for the second dividend payment and the Aggregate Dividend Amount From Capital Contribution Reserves are subject to the following adjustments as a result of USD/CHF currency fluctuations:

(i)	The Quarterly Dividend Amount From Capital Contribution Reserves for the second dividend payment is to be adjusted as a result of currency fluctuations such that the quarterly dividend amount shall equal an amount calculated as follows (rounded down to the next whole centime):

Quarterly Dividend Amount From Capital Contribution Reserves = Quarterly Dollar Amount x USD/CHF currency exchange ratio as published in The Wall Street Journal on March 21, 2014, for the second dividend payment.

(ii)	The adjustment of the Aggregate Dividend Amount From Capital Contribution Reserves shall be capped at CHF [•(50% of the Aggregate Dividend Amount From Capital Contribution Reserves, rounded down to the next centime)]. The cap is subject to adjustment for new shares issued pursuant to paragraph 4 below.

4.	The Aggregate Dividend Amount From Capital Contribution Reserves pursuant to paragraph 1 (as adjusted pursuant to paragraph 3(i) as well as the cap for adjustments to the Aggregate Dividend Amount From Capital Contribution Reserves pursuant to paragraph 3(ii)) shall be increased by quarterly dividend payments on shares that are issued from authorized share capital and conditional share capital after the extraordinary general meeting and before the record date of the applicable Quarterly Dividend Amount From Capital Contribution Reserves. In addition, any Quarterly Dividend Amount From Capital Contribution Reserves shall be adjusted to reflect shares held in treasury on the record date of the applicable Quarterly Dividend Amount From Capital Contribution Reserves.

5.	The Board of Directors is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts From Capital Contribution Reserves.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Extraordinary General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” approval of the payment of dividends from legal reserves as described above.

AGENDA ITEM NO. 2: ELECTION OF HOMBURGER AG AS OUR INDEPENDENT PROXY UNTIL THE CONCLUSION OF OUR 2014 ORDINARY GENERAL MEETING

Agenda Item

Our Board of Directors proposes that Homburger AG be elected as the Company’s independent proxy until the conclusion of our 2014 annual ordinary general meeting.

Explanation

Due to a change in Swiss corporate law effective as of January 1, 2014, proxies appointing an officer or another representative of the Company to vote the shareholders’ shares will be prohibited. Instead, the new Swiss corporate law mandates that the shareholders of a Swiss company elect an independent proxy.

Our shareholders therefore must elect an independent proxy. The independent proxy’s main task is to exercise the voting rights granted to it by shareholders in accordance with shareholder instructions, and it will not make statements, submit proposals or ask questions of the Board of Directors on behalf of shareholders. Our Board of Directors has recommended that Homburger AG, Prime Tower, Hardstrasse 201, PO Box 314, CH-8037 Zurich, Switzerland be elected as our independent proxy until the conclusion of our 2014 annual ordinary general meeting. Homburger AG is a Swiss law firm.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Extraordinary General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the election of Homburger AG as our independent proxy until the conclusion of our 2014 ordinary general meeting.

INFORMATION ABOUT OUR SHARE OWNERSHIP

How Many Shares Are Owned by Directors and Executive Officers?

The following table sets forth information, as of November 1, 2013, with respect to the beneficial ownership of Common Shares by executive officers whose compensation was reported in the proxy statement, dated April 5, 2013, for our 2013 annual general meeting and who are currently employed by the Company (the “NEOs”), by each of our directors and by all our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares listed in the Common Shares Beneficially Owned column. The Common Shares listed for each director and each NEO constitute less than one percent of the outstanding Common Shares. The Common Shares beneficially owned by all directors and executive officers as a group constitute less than one percent of the outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned	Common Shares Subject to Options (1)	Restricted Common Shares (2)
Evan G. Greenberg (3) (4)	831,810	970,703	224,554
Philip V. Bancroft (4)	184,355	134,822	47,045
John W. Keogh	71,552	104,885	85,654
John Lupica (3)	63,668	74,683	44,978
Michael G. Atieh (3) (5) (6)	20,176	—	1,520
Mary A. Cirillo (6)	11,290	—	2,497
Michael P. Connors	4,924	—	2,714
Robert M. Hernandez (5) (6)	66,844	—	1,520
Peter Menikoff (5) (6)	30,487	—	2,497
Leo F. Mullin (6)	8,839	—	1,520
Thomas J. Neff (5) (6)	28,561	—	2,627
Robert Ripp (5) (6)	33,321	—	1,520
Eugene B. Shanks, Jr.	2,909	—	1,520
Theodore E. Shasta	4,896	—	1,520
Olivier Steimer (6)	8,737	—	1,520
All directors and executive officers as a group (15 individuals)	1,372,369	1,285,093	423,206

(1)	Represents Common Shares that the individual has the right to acquire within 60 days of November 1, 2013 through option exercises.

(2)	Represents Common Shares with respect to which the individual has the power to vote (but not to dispose of).

(3)	Messrs. Atieh, Greenberg, Lupica and Menikoff share with other persons the power to vote and/or dispose of 341, 72,664, 35,700 and 4,185, respectively, of the Common Shares listed. These directors and executive officers therefore share with other persons the power to vote and/or dispose of 112,890, in the aggregate, of the Common Shares listed as owned by the directors and executive officers as a group.

(4)	Mr. Greenberg has pledged 80,000 of the Common Shares beneficially owned by him, Mr. Bancroft has pledged 41,000 of the Common Shares beneficially owned by him, and Mr. Menikoff has pledged 4,185 of the shares beneficially owned by him. In each case, such pledging is consistent with the restriction on share pledging adopted by the Company in 2012 and described under “Executive Compensation—Compensation Discussion and Analysis—Share Pledging”.

(5)

Included in these amounts are Common Shares that will be issued to the director immediately upon his or her termination from the Board. These Common Shares relate to vested stock units granted as directors compensation and associated dividend reinvestment accruals. The number of such Common Shares at

November 1, 2013 included in the above table for each director is as follows: Mr. Atieh (13,133), Mr. Hernandez (9,794), Mr. Menikoff (26,303), Mr. Neff (18,628) and Mr. Ripp (13,133).

(6)	Not included in these amounts are Common Shares that will be issued to the director no earlier than six months following his or her termination from the Board. Such Common Shares relate to restricted stock units and vested stock units granted as directors compensation and associated dividend reinvestment accruals. The number of such Common Shares at November 1, 2013 not included in the above table for each director is as follows: Mr. Atieh (17,720), Ms. Cirillo (12,847), Mr. Hernandez (12,751), Mr. Menikoff (23,224), Mr. Mullin (5,035), Mr. Neff (22,220), Mr. Ripp (12,751), and Mr. Steimer (3,112).

Which Shareholders Own More than 5 Percent of Our Shares?

The following table sets forth information regarding each person, including corporate groups, known to us to own beneficially or of record more than five percent of our outstanding Common Shares as of December 31, 2012.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock Inc. (1)	25,693,352	7.56%
40 East 52nd Street New York, NY 10022
Capital World Investors (2)	25,477,900	7.50%
333 South Hope Street Los Angeles, CA 90071
Wellington Management Company, LLP (3)	23,750,703	6.99%
280 Congress Street Boston, Massachusetts 02210
FMR LLC (4)	18,541,281	5.46%
82 Devonshire Street Boston, Massachusetts 02109

(1)	Based on a Schedule 13G filed by BlackRock Inc. on February 7, 2013. BlackRock, Inc. (“BlackRock”), together with certain of its investment advisory affiliates, may be deemed to have had beneficial ownership of 25,693,352 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. BlackRock has sole voting authority and sole dispositive power over the shares held in discretionary advisory accounts for which it has authority and instruction to vote the client’s shares.

(2)	Based on a Schedule 13G filed by Capital World Investors, a division of Capital Research and Management Company, on February 13, 2013. Capital World Investors may be deemed to have had beneficial ownership of 25,477,900 shares of common stock as a result of Capital Research and Management Company acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World Investors disclaims beneficial ownership of the shares pursuant to Rule 13d-4. Capital World Investors has sole voting authority and sole dispositive power over the shares.

(3)	Based on a Schedule 13G filed by Wellington Management Company, LLP on February 14, 2013. Wellington Management, in its capacity as an investment adviser, may be deemed to have had beneficial ownership of 23,750,703 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 8,490,930 shares and shared dispositive power over 25,750,703 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

(4)	Based on a Schedule 13G filed by FMR LLC on February 14, 2013.

SHAREHOLDER SUBMITTED AGENDA ITEMS FOR 2014 ANNUAL MEETING

How Do I Submit an Additional Agenda Item for Inclusion in the Next Annual Meeting Proxy Material?

If you wish to submit an additional agenda item to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Corporate Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland. Under the SEC’s rules, proposed agenda items must be received no later than December 13, 2013 and otherwise comply with the requirements of the SEC to be eligible for inclusion in the Company’s 2014 Annual General Meeting proxy statement and form of proxy.

Under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more can ask an item to be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders meeting. Any such requests should be sent to the Corporate Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland. However, any such requests received after December 13, 2013 may not be eligible for inclusion in the proxy material for the 2014 annual general meeting.

How Do I Submit an Additional Item for the Agenda at an Annual Ordinary General Meeting?

Under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more can ask that an item be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders meeting. Any such requests should be sent to the Corporate Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland.

New proposals or motions with regard to existing agenda items are not subject to such restrictions and can be made at the meeting by each shareholder attending or represented.

OTHER MATTERS

Our Board of Directors does not know of any matters which may be presented at the Extraordinary General Meeting other than that specifically set forth in the Notice of Extraordinary General Meeting. If any other matters come before the meeting or any adjournment thereof, the independent proxy named in the accompanying form of proxy must, in the absence of specific instructions, abstain from voting on such matters.

You may request a copy of any of our proxy materials, at no cost, by contacting Investor Relations via telephone, facsimile or email at:

Telephone: +1 (441) 299-9283;

Facsimile: +1 (441) 292-8675; or

E-mail—investorrelations@acegroup.com

You may also contact Investor Relations by mail at:

Investor Relations

ACE Limited

17 Woodbourne Avenue

Hamilton, HM08

Bermuda

ACE LIMITED

Baerengasse 32 CH-8001 Zurich, Switzerland

December [6], 2013

INVITATION AND PROXY STATEMENT FOR AN EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Extraordinary Meeting Proxy Card

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

A Proposals — The Board of Directors of the Company recommends that you vote your shares “FOR” each of Agenda Item Nos. 1 and 2.

If no other instructions are given below, the independent proxy will abstain from voting.

For Against Abstain For Against Abstain

1. Approval of the payment of dividends from legal reserves 2. Election of Homburger AG as our independent proxy until the conclusion of our 2014 ordinary general meeting

If a new agenda item or a new proposal for an existing agenda item is put before the meeting I/we herewith authorize and instruct the independent proxy to vote as follows in respect of

For Against Abstain

The position of the Board of Directors

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below.

Meeting Attendance

Please mark this box if you plan to attend the Extraordinary General Meeting in Switzerland

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

ADMISSION TICKET

If you choose to attend the ACE Limited Extraordinary General Meeting of shareholders on January 10, 2014 at 3:00 p.m., Central European Time, at the offices of the Company at Baerengasse 32, CH-8001 Zurich, Switzerland, in person, please mark the appropriate box on the proxy card, sign and date the proxy card and return it in the enclosed postage pre-paid envelope so that it is received by 6:00 p.m. Central European time (12:00 noon Eastern Standard Time) on January 9, 2014. In addition, present this admission ticket, together with proof of identification, for admission to the meeting. If you have several admission tickets, please present all of them for validation at the meeting.

You Must Separate This Admission Ticket Before Returning the Proxy Card in the Enclosed Envelope

THIS TICKET IS NOT TRANSFERABLE

In order to assure that your votes are tabulated in time to be voted at the Extraordinary General Meeting, you must submit your proxy card so that it is received by 6:00 p.m. Central European time (12:00 noon Eastern Standard Time) on January 9, 2014.

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Proxy — ACE LIMITED

Baerengasse 32 CH-8001 Zurich, Switzerland

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Homburger AG as independent proxy and hereby authorizes it to represent and to vote, as directed below, all the Common Shares of ACE Limited that the undersigned is entitled to vote at the Extraordinary General Meeting to be held at 3:00 p.m. Central European time on January 10, 2014 at the offices of the Company at Baerengasse 32, CH-8001 Zurich, Switzerland.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made or specific instructions given, the independent proxy must abstain from voting. The Board of Directors of the Company recommends that you vote your shares “FOR” each of Agenda Item Nos. 1 and 2. If a new agenda item or a new proposal for an existing agenda item is put forth before the Extraordinary General Meeting and no other specific instructions are given, the independent proxy will abstain from voting.

(Continued and to be marked, dated and signed, on the other side)

Computershare Shareowner Services LLC, c/o Proxy Services/Computershare PO Box 431021 Providence, RI 02940-5068